Exhibit 99.1
Page 1of 3

DTE Energy Appoints David Ruud as Chief Financial Officer

Peter Oleksiak retiring; to continue with DTE through 2020

Company reaffirms its full year 2020 earnings guidance

DETROIT, March 24, 2020 – DTE Energy (NYSE: DTE) today announced the appointment of David Ruud as Senior Vice President and Chief Financial Officer, effective May 4. Ruud, who currently serves as Senior Vice President, Corporate Strategy & Development at DTE, will succeed Peter Oleksiak, who will be retiring from his role as Chief Financial Officer.

Oleksiak will remain with DTE through the end of the year as a special advisor to DTE President and Chief Executive Officer Jerry Norcia, and will work closely with Ruud to ensure a seamless transition. Oleksiak will participate on the company’s first quarter earnings call scheduled for April 24.

During his 15-year career at DTE Energy, Ruud has served in several senior leadership roles across the organization, including most recently as Senior Vice President, Corporate Strategy & Development. He has deep experience across DTE’s various businesses, and will be supported by a treasurer and controller with nearly 30 years of collective experience at the company.

“Dave has a unique understanding of our company and will bring a diverse set of skills to the CFO role,” said Norcia. “As SVP for Corporate Strategy & Development, Dave has been instrumental in evaluating and pursuing value-enhancing growth opportunities and overseeing our long-term planning. He brings a strong combination of financial, strategic, operational and engineering experience which will prove valuable as we continue to deliver on our long-term growth commitments, especially in our two utilities.

“Dave’s appointment also reflects the deep bench of talent we have cultivated at DTE. Supported by our strong finance team, we look forward to benefitting from Dave’s expertise as we continue to build on our strong financial position,” Norcia added.

“I am excited to take on the responsibilities of CFO during this important time at DTE,” said Ruud. “I look forward to working with Jerry and the rest of the senior leadership team as we execute on the strategic priorities that will continue our long track record of delivering on our commitments both this year and longer term. “

Oleksiak, who joined DTE in 1998, has held several roles in the company, progressing from Controller and Vice President of Investor Relations to Senior Vice President of Finance.

“It has been an honor to serve as DTE’s CFO and work with such an outstanding team and group of committed employees,” Oleksiak said. “I’m very proud of all we have accomplished and am confident that DTE is well positioned for continued success. Dave is a talented leader and I look forward to working closely with him over the coming months to advance our goal of driving value creation for shareholders.”

“On behalf of the entire Board and management team, I thank Peter for the significant contributions he has made to our company’s success over his 22-year career at DTE,” Norcia continued. “Peter has been a key member of the DTE management team, helping to improve our financial performance and strengthen our position as a diversified energy leader. It is also a testament to Peter’s dedication to DTE that he has agreed to stay on through the end of the year to ensure a smooth and orderly transition.”

Reaffirms 2020 Guidance

“We began 2020 with adequate contingency in our earnings forecast. In light of the economic events that have transpired over the last several weeks we have started the process of building deeper levels of cash and earnings contingency across all of our operations,” said Norcia. “We will adjust these efforts as we learn more about the economic impact.”

In connection with today’s announcement, DTE also reaffirmed its 2020 operating EPS guidance of $6.47 - $6.75.

About DTE Energy

DTE Energy (NYSE: DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.2 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers in Michigan. The DTE portfolio includes energy businesses focused on power and industrial projects; renewable natural gas; natural gas pipelines, gathering and storage; and energy marketing and trading. As an environmental leader, DTE utility operations will reduce carbon dioxide and methane emissions by more than 80 percent by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE Electric aspires to achieve net zero carbon emissions by 2050. DTE is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com.

Forward Looking Statement

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this release, DTE Energy discusses 2020 operating earnings guidance. It is likely that certain items that impact the company's 2020 reported results will be excluded from operating results. Reconciliations to the comparable 2020 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.
The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially. Many factors impact forward-looking statements including, but not limited to, the following: impact of COVID 19, impact of regulation by the EPA, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in the our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility of prices in the oil and gas markets on DTE Energy's gas storage and pipelines operations; impact of volatility in prices in the international steel markets on DTE Energy's power and industrial projects operations; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy's energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; and the risks discussed in the Registrants' public filings with the Securities and Exchange Commission.

For further information, members of the media may call: Pete Ternes, DTE Energy, 313.235.5555

For further information, analysts may call: Barbara Tuckfield, DTE Energy, 313.235.1018 John Dermody, DTE Energy, 313.235.8750